Exhibit 99.2 EDISON INTERNATIONAL® Leading the Way in Electricity SM February 25, 2014 0 Fourth Quarter and 2013 Financial Results

Exhibit 99.2 EDISON INTERNATIONAL® Leading the Way in Electricity SM February 25, 2014 1 Statements contained in this presentation about future performance, including, without limitation, operating results, asset and rate base growth, capital expenditures, San Onofre Nuclear Generating Station (SONGS), EME bankruptcy, and other statements that are not purely historical, are forward- looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results are discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation. Forward-Looking Statements

Exhibit 99.2

Leading the Way in Electricity ℠

Fourth Quarter Earnings Summary

	Q4 2013	Q4 2012	Variance
Core EPS[1]			
SCE	$0.79	$1.85	$(1.06)
EIX Parent & Other	0.02	(0.06)	0.08
Core EPS[1]	**$0.81**	**$1.79**	**$(0.98)**
Non-Core Items			
SCE	$—	$0.71	$(0.71)
EIX Parent & Other	—	(0.08)	0.08
Discontinued Operations	0.11	(4.07)	4.18
Total Non-Core	**$0.11**	**$(3.44)**	**$3.55**
Basic EPS	**$0.92**	**$(1.65)**	**$2.57**
Diluted EPS	**$0.92**	**$(1.64)**	**$2.56**

SCE Key Core Earnings Drivers	
Lower revenue	$(0.42)
SONGS impact[2]	(0.20)
Lower O&M	0.15
Higher depreciation	(0.10)
Higher net financing costs	(0.02)
Income taxes	(0.47)
Total	$(1.06)

EIX Key Core Earnings Drivers	
Higher Edison Capital earnings	$0.06
Lower costs	0.02
Total	$0.08

1 See Earnings Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix
2 Includes $0.35 lower revenue, $0.10 lower O&M, $0.06 lower depreciation, and $0.01 lower AFUDC

February 25, 2014 2 EDISON INTERNATIONAL®

Exhibit 99.2

Leading the Way in Electricity[SM]

Year End Earnings Summary

	2013	2012	Variance
Core EPS[1]			
SCE	$3.88	$4.10	$(0.22)
EIX Parent & Other	(0.08)	(0.18)	0.10
Core EPS[1]	**$3.80**	**$3.92**	**$(0.12)**
Non-Core Items			
SCE	$(1.12)	$0.71	$(1.83)
EIX Parent & Other	0.02	(0.02)	0.04
Discontinued Operations	0.11	(5.17)	5.28
Total Non-Core	**$(0.99)**	**$(4.48)**	**$3.49**
Basic EPS	**$2.81**	**$(0.56)**	**$3.37**
Diluted EPS	**$2.78**	**$(0.56)**	**$3.34**

SCE Key Core Earnings Drivers	
Higher revenue	$0.41
SONGS impact[2]	(0.15)
Higher depreciation	(0.23)
Higher net financing costs	(0.10)
Income taxes	(0.16)
Other	0.01
Total	$(0.22)

EIX Key Core Earnings Drivers	
Higher Edison Capital earnings	$0.08
Lower costs and taxes	0.02
Total	$0.10

1 See Earnings Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix

2 Includes $0.55 lower revenue, $0.31 lower O&M, $0.12 lower depreciation, $0.02 lower AFUDC, and $0.01 higher other items

February 25, 2014 3 EDISON INTERNATIONAL®

Exhibit 99.2

Leading the Way in Electricity SM

2013 Results vs. Guidance

Core EPS


SCE: $3.80
EIX Parent & Other: $(0.15)
Total: $3.65
+ $0.08
SCE:
• Cost savings – $0.07
• Energy efficiency – $(0.01)
• Other – $0.02
+ $0.07
EIX Parent & Other:
• Edison Capital – $0.05
• Other – $0.02
$3.80
EPS Guidance Midpoint 10/29/13
SCE Variances
EIX Parent & Other Variances
2013 Results - As Reported

Basic EPS

Less: $1.10 of non-core items
= **$2.55**

Positive variances:

- EME discontinued operations – $0.11

Less: $0.99 of non-core items
= **$2.81**

Note: See Use of Non-GAAP Financial Measures in Appendix

February 25, 2014 4 *EDISON INTERNATIONAL®*

Exhibit 99.2

Leading the Way in Electricity SM

SCE Historical Rate Base and Core Earnings

($ billions)

2008 – 2013 CAGR

Rate Base[2]	10%
Core Earnings	12%


$13.1
$15.0
$16.8
$18.8
$21.0
$21.1²
2008
2009
2010
2011
2012
2013

	2008	2009	2010	2011	2012	2013
Core Earnings	$2.25	$2.68	$3.01	$3.33	$4.10	$3.88

1 Recorded rate base, year-end basis. See Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix
2 2013 rate base excludes San Onofre Generating Station.

February 25, 2014 5 EDISON INTERNATIONAL®

Exhibit 99.2

Leading the Way in Electricity SM

SCE Capital Expenditures Forecast

($ billions)


Distribution
Transmission
Generation
$4.1
$4.5
$4.4
$4.2
2014
2015
2016
2017

	2014	2015	2016	2017	2014-17 Total
Requested	$4.1	$4.5	$4.4	$4.2	$17.2
Range	$3.6	$3.9	$3.9	$3.7	$15.1

$15.1 – $17.2 billion forecasted capital program 2014 – 2017

- CPUC GRC focused on infrastructure replacement
- Includes known scope changes for FAA requirements and preliminary estimate of $360 million for Tehachapi Chino Hills undergrounding

Note: forecasted capital spending subject to timely receipt of permitting, licensing, and regulatory approvals. Forecast range reflects an average variability of 12%.

February 25, 2014 6 *EDISON INTERNATIONAL®*

Exhibit 99.2

Leading the Way in Electricity SM

SCE Rate Base Forecast

($ billions)


$22.4
$24.4
$27.0
$29.2
$21.9
$23.4
$25.5
$27.1
2014
2015
2016
2017
Requested
Range

7 – 9% CAGR projected rate base 2014 – 2017

- Driven by infrastructure replacement, reliability investments, and public policy requirements
- FERC rate base includes CWIP and is approximately 22% of 2014 rate base forecast, increasing to 24% in 2017
- Excludes SONGS rate base

Note: Weighted-average year basis, including forecasted 2014 FERC and 2015-2017 CPUC rate base requests and consolidation of CWIP projects. Rate Base forecast range reflects capital expenditure forecast range.

February 25, 2014 7 *EDISON INTERNATIONAL®*

Exhibit 99.2 EDISON INTERNATIONAL® Leading the Way in Electricity SM February 25, 2014 8 SCE Fuel and Purchased Power Account • The Energy Resource Recovery Account (ERRA) balancing account was established in 2004 • Rates set based on annual forecast submitted in August – compliance review application for prior year submitted in April • Cost Recovery Trigger Mechanism – rate adjustment if under- or over-collection exceeds 5% of prior year generation revenue (approximately $280 million in 2013) • October 2013, final decision on 2013 ERRA forecast application:  Approximately $165 million rate increase  Removes from the forecast $321 million in net SONGS costs for consideration in OII (I.12-10-013); also excludes these costs from the trigger calculation  Defers $271 million of GHG cap and trade costs until implementation is finalized in R.11-03- 012 – excluded from trigger calculation • November 2013, updated 2014 ERRA forecast application (A.13-08-004):  Requested revenue requirement of $6.007 billion, or $1.968 billion increase  Includes portion of 2013 year-end under-collection to be recovered over one year  Final decision expected in the Q1 2014 – agreed to defer approximately $467 million of 2013 net SONGS costs from 2013 undercollection for consideration in OII • As of December 31, 2013 combined regulated balancing accounts were over-collected by $554 million • Cash impacts of all balancing accounts are combined and any under-collection financed as needed through short-term debt – $2.46 billion of credit facility available

Exhibit 99.2

Leading the Way in Electricity℠

SCE 2015 CPUC General Rate Case

- November 2013, 2015 GRC Application A.13-11-003 submitted to Office of Ratepayer Advocate (ORA)
  - Prehearing conference held on February 11
  - Proposed schedule anticipates final decision by the end of 2014
- Request sets base revenue requirement for 2015 – 2017
  - Includes operating costs and CPUC jurisdictional capital
  - Excludes fuel and purchased power (and other utility cost-recovery activities), cost of capital, and FERC jurisdictional transmission
- 2015 revenue requirement request of $6.383 billion
  - $127 million increase over presently authorized base rates
  - Post test year requested increase of $313 million in 2016 and additional increase of $319 million in 2017
  - Assumes full recovery of SONGS rate base and net investment – O&M, capex tied to early retirement
- Request consistent with SCE strategy to ramp up infrastructure investment consistent with capital plan while mitigating customer rate impacts through productivity and lower operating costs


Estimated
2013
2014
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
July 15 Notice of Intent
Nov 12 GRC Application
Prehearing Conference
Evidentiary Hearings
Opening and Reply Briefs
Proposed Decision
Final Decision

Note: Original request of $6.462 billion was reduced to remove Four Corners costs from the proposed revenue requirement due to the completion of the sale of SCE's interest

February 25, 2014 9 EDISON INTERNATIONAL®

Exhibit 99.2 EDISON INTERNATIONAL® Leading the Way in Electricity SM February 25, 2014 10 $3.40 $(0.07) $0.52 $(0.15) $3.70 SCE 2014 EPS from Rate Base Forecast SONGS Shutdown SCE 2014 Positive Variances EIX Parent & Other 2014 Midpoint Guidance 2014 Core and Basic Earnings Guidance Note: See Use of Non-GAAP Financial Measures in Appendix Key Assumptions: • Midpoint rate base of $22.1 billion • Approved capital structure – 48% equity, 10.45% CPUC & FERC ROE • 325.8 million common shares outstanding (no change) • No significant transmission project delays Other Assumptions: • EME results not consolidated • No changes in tax policy • O&M cost savings flow through to ratepayers in 2015 GRC • Updates to be provided on SONGS and EME bankruptcy as they develop 2014 Earnings Guidance as of 2/25/14 Low $3.60 Mid $3.70 High $3.80 • Cost savings / other - $0.35 • Income taxes - $0.14 • Energy efficiency earnings - $0.03 • SONGS LT Debt & Pf dividends

Exhibit 99.2

Leading the Way in Electricity SM

Creating Shareholder Value

Resolve Uncertainties

What We've Done

- SCE 2012 GRC
- SCE 2013 cost of capital
- SCE 2012 FERC formula rate settlement
- EME bankruptcy settlement

What Remains

- Execute wires-focused investment program
- SCE 2015 GRC
- SONGS cost recovery
- Approval of EME's Plan of Reorganization, including Settlement Agreement

Create Sustainable Earnings and Dividend Growth

What We've Done

- 10% 5-year SCE rate base CAGR (2008 – 2013)
- 12% Core SCE EPS growth (2008 – 2013)
- 10 consecutive years of EIX dividend increases

What Remains

- 7 – 9% projected rate base growth (2014 – 2017)
- Optimize cost structure through operational excellence
- Return to target dividend range over time

Position for Transformative Sector Change

What We've Done

- Acquired SoCore Energy (commercial solar)
- Minority investments (energy efficiency, residential solar markets, electrification of transportation)

What Remains

- Legislative and regulatory advocacy
- Rate design reform – AB 327 implementation
- Evaluate new power sector business opportunities

Note: See Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix

February 25, 2014 11 EDISON INTERNATIONAL®

Exhibit 99.2 EDISON INTERNATIONAL® Leading the Way in Electricity SM February 25, 2014 12 Appendix

Exhibit 99.2 EDISON INTERNATIONAL® Leading the Way in Electricity SM February 25, 2014 13 Changes Since Our Last Presentation • Quarterly and year-end updates • SCE Capital Expenditures Forecast (p. 6) • SCE Rate Base Forecast (p. 7) • SCE Fuel and Purchased Power Account (p. 8) • SCE 2015 CPUC General Rate Case (p. 9) • 2014 Core and Basic Earnings Guidance (p. 10) – new slide • EIX Dividend Growth (p. 14) • EME Bankruptcy Settlement Summary (p. 15) – new slide • EME Bankruptcy Settlement Implications (p. 16) – new slide • EIX – Positioned for Industry Change (p. 17) – new slide • SONGS Regulatory – CPUC OII Phases (p. 20) • SONGS Third-Party Recovery – MHI (p. 22) • CPUC and FERC Cost of Capital (p. 26) • SCE Large Transmission Projects (p. 27) • SCE 2013 Bundled Revenue Requirement (p. 31) – new slide • Energy Storage (p. 46) – new slide

Exhibit 99.2 EDISON INTERNATIONAL® Leading the Way in Electricity SM February 25, 2014 14 $1.22 $1.24 $1.26 $1.28 $1.30 $1.35 $1.42 $2.25 $2.68 $3.01 $3.33 $4.10 $3.88 $3.85 $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 2008 2009 2010 2011 2012 2013 2014 SCE Core EPS EIX Dividend Paid (37%) EIX Dividend Growth In December, EIX increased its dividend for the 10th consecutive year to an annual rate of $1.42 per share for 2014 • EIX targets paying out 45 – 55% of SCE earnings • Dividend growth rate slowed to help fund large utility capital program, which is plateauing • EIX plans to return to target dividend range over time SCE Core EPS EIX Dividend 12% 2% 2008 – 2013 CAGR (32%) (38%) (42%) (46%) (54%) Note: See Use of Non-GAAP Financial Measures in Appendix for reconciliation of core earnings per share to basic earnings per share (35%) Guidance Midpoint

Exhibit 99.2 EDISON INTERNATIONAL® Leading the Way in Electricity SM February 25, 2014 15 EME Bankruptcy Settlement Summary • On February 18, settlement reached among EIX, EME, and certain of EME’s creditors holding a majority of its outstanding senior unsecured notes • Settlement will extinguish all existing claims between EME and EIX • Allows EME to emerge from bankruptcy free of liabilities, but it will remain owned by EIX and will continue to be consolidated for tax purposes • A Reorganization Trust, controlled by EME’s existing creditors, to be formed to hold all assets and liabilities of EME not discharged in bankruptcy or transferred to NRG • EIX will pay the Reorganization Trust 50% of EME’s estimated Federal and California income tax benefits – three scheduled payments including interest • Current estimate of EME tax benefits is approximately $1.2 billion • EIX will assume certain EME income tax and pension related liabilities – approximately $350 million  EIX currently has joint and several responsibility for substantially all of these liabilities • It is anticipated that the Settlement will be cash flow and earnings positive (recorded as non-core) • EME Plan of Reorganization, which will now include the Settlement Agreement, will be considered for US Bankruptcy Court approval on March 11

Exhibit 99.2 EDISON INTERNATIONAL® Leading the Way in Electricity SM February 25, 2014 16 EME Bankruptcy Settlement Implications Cash Impact • Based on current estimates:  EIX expects net benefits of approximately $200 million over time  EIX expects to utilize approximately $1.2 billion of EME tax benefits  EIX would make $634 million in total payments through 2016 (including interest): o $225 million upon closing o $199 million on September 30, 2015 o $210 million on September 30, 2016 • Deferred payment amounts to be finalized after closing based on updated estimates Accounting Treatment • Accounting impact will be non-core  Approximately $70 million of net benefits have been recorded as non-core income through 2013  Based on current estimates, balance of net benefits of up to $130 million will be recorded as non-core income in first quarter of 2014 Resolves Uncertainties • Assuming approval, settlement would resolve one of EIX’s outstanding uncertainties

Exhibit 99.2 EDISON INTERNATIONAL® Leading the Way in Electricity SM February 25, 2014 17 EIX – Positioned for Industry Change EIX will respond and adapt to industry trends by advancing flexible use of the grid and investing in new business opportunities while continuing to provide safe, reliable, affordable electric service Long-Term Industry Trends • Public policy prioritizing environmental sustainability • Technology and financing innovations facilitating conservation and self- generation • Regulation supporting new forms of competition • Flattening domestic demand for electricity EIX Strategy • Invest in, build, and operate the next generation electric grid • Pursue growth opportunities consistent with core business • Operational and service excellence Responding to change

Exhibit 99.2

Leading the Way in Electricity SM

SONGS – Supplemental Data

($ millions)

(SCE Share as of December 31, 2013)	Since 1/1/2012
Revenue Requirement Collected[1]	$1,248
Steam Generator Replacement (SGRP) – Approved[2]	$665
SGRP Total – Incurred	$602
Incremental Inspection & Repair Costs	$115
Shut Down Costs[3]	$39
Physical (Total)	
SCE Ownership	78.21%
Capacity (MW)	2,150
2011 Generation (million kWh)	18,097

(As of May 31, 2013)	Unit 2	Unit 3	Common Plant	Total
Rate Base				
Net Plant in Service[4]	$606	$430	$259	$1,295
Materials and Supplies	—	—	100	100
Accumulated Deferred Income Taxes	(119)	(74)	(46)	(238)
Total Rate Base	**$487**	**$356**	**$313**	**$1,156**
Add: Acc. Deferred Income Taxes	119	74	46	238
Add: Construction Work in Progress	25	99	106	230
Add: Nuclear Fuel	153	216	102	471
Total Net Investment	**$784**	**$745**	**$567**	**$2,096**

1 Includes direct operations and maintenance costs, depreciation, taxes, and return on investment

2 In 2005 the CPUC authorized expenditures of approximately $525 million ($665 million based on SCE's estimate after adjustment for inflation using the Handy-Whitman Index) for SCE's 78.21% share of SONGS. Subject to CPUC reasonableness review

3 SCE submitted an Advice Letter to the CPUC on November 18, 2013, requesting interim access to the decommissioning trust retroactive to June 2013 to cover decommissioning costs, including severance

4 Net of accumulated depreciation

February 25, 2014 18 EDISON INTERNATIONAL®

Exhibit 99.2 EDISON INTERNATIONAL® Leading the Way in Electricity SM February 25, 2014 19 SONGS – Asset Impairment Exposure to refunds for amounts collected from customers Exposure to recovery of net investment from future rates Revenue Subject to Refund Since 1/1/12 Since 11/1/12 Authorized revenues (as of 12/31/13) $1,248 $706 Replacement power (as of 6/6/13) $680 $339 SONGS Regulatory Asset Net investment (as of 5/31/13) $2,096 Less: $575 million impairment1 (575) Add: other costs 70 Regulatory Asset2 (as of 12/31/13) $1,591 1 Includes approximately $404 million of PP&E, including CWIP, that is expected to support ongoing activities at the site and also includes excess nuclear fuel and material and supplies that, if sold, would reduce the amount of the regulatory asset by such proceeds 2 SCE has also recorded $266 million as a reduction to its regulatory asset for revenue collected in excess of amounts recognized resulting in a Net Regulatory Asset of $1,325 million Recognition of a regulatory asset is based on an assessment that such amount is probable of recovery2 ($ millions)

Exhibit 99.2

Leading the Way in Electricity SM

SONGS Regulatory – CPUC OII Phases

- October 2012, CPUC issued Order Instituting Investigation for SONGS outages (I.12-10-013)
  - Consolidates all SONGS proceedings to determine appropriate cost recovery – steam generator project, market power, capital expenditures, operations and maintenance, seismic studies
  - All SONGS costs since January 1, 2012, tracked in memorandum account (SONGSMA); revenue since January 1, 2012, subject to refund
- November 2013, Phase 1 proposed decision issued with comments submitted and all party meeting in January 2014. Final decision expected in Q1 2014.

	Next Steps
Phase 1 – Determine whether expenses and capital expenditures recorded for 2012 were reasonable; establish methodology to determine market-related costs attributable to the SONGS outages (reasonableness in Phase 3)	Final decision pending
Phase 2 – Potential asset adjustments to rate base and interim ratemaking	Proposed decision pending
Phase 3 – Reasonableness of steam generator replacement project costs; causes of the steam generator damage and allocation of responsibility	Scoping Memo and schedule expected Q1 2014
Phase 4 – Potential adjustments to 2013 revenue requirement	TBD

February 25, 2014 20 EDISON INTERNATIONAL®

Exhibit 99.2

Leading the Way in Electricity SM

SONGS – Recovery Examples

Docket#	Owner & Project	Return of Investment	Partial Return on Investment
D.92-08-036	SCE – SONGS 1 generating plant	◆	◆
D.12-10-051	SCE – GRC Legacy Meters	◆	◆
D.11-05-018	PG&E – GRC Legacy Meters	◆	◆
D.11-09-017	Golden State Water – Hill Street Treatment Facility	◆	◆
D.83-08-031	Pacific Bell – Telecommunications equipment	◆	◆
D.92-12-057	PG&E – Geysers 15 generating plant	◆	
D.85-08-046	PG&E – Humboldt Bay 3 generating plant	◆	
D.12-10-051	SCE – GRC Mohave generating plant	◆	
D.85-12-108	SDG&E – Generating plants	◆	

Precedents are subject to interpretation and considerable uncertainty regarding their applicability, and may not be binding on a future commission. No decisions have been rendered in the OII proceeding regarding recovery of costs from future rates or refunds of revenues collected from customers.

February 25, 2014 21 EDISON INTERNATIONAL®

Exhibit 99.2 EDISON INTERNATIONAL® Leading the Way in Electricity SM February 25, 2014 22 SONGS Third-Party Recovery – MHI Warranty Warranty Summary Request for Arbitration • 20-year warranty:  Repair or replace defective items  Specified damages for certain repairs  $138 million liability limit, excluding consequential damages (e.g. replacement power)  Limits subject to applicable exceptions in the contract and under law • 7 invoices submitted totaling $149 million for repair costs through April 30, 2013  First invoice of $45 million ($36 million SCE share) paid, subject to audit, reservation of rights regarding documentation • October 2013, Request for Arbitration filed with the International Chamber of Commerce per MHI contract • Claims for damages consistent with July 2013 Notice of Dispute that was unsuccessfully resolved with MHI • Exceptions to damage limitations are argued to apply:  Direct Damages – $138 million warranty cap does not apply due to, among other things, gross negligence  Consequential Damages – contract waiver does not apply due to, among other things, “failure of essential purpose” • MHI responded in December 2013 countering SCE’s claims and asserting $41 million in counterclaims SCE’s position is that the steam generator tube leak and resulting damages represent a total and fundamental failure of performance by MHI

Exhibit 99.2 EDISON INTERNATIONAL® Leading the Way in Electricity SM February 25, 2014 23 SONGS Third-Party Recovery – NEIL Insurance • Accidental property damage and accidental outage insurance through Nuclear Electric Insurance Limited (“NEIL”)  Accidental Property Damage Policies – $2.5 million deductible; $2.75 billion liability limit  Accidental Outage Policy – weekly indemnity up to $3.5 million per unit after 12-week deductible period ($2.8 million per unit per week if both are out due to same “accident”); $490 million limit per unit ($392 million each if both units are out due to the same “accident”)  Exclusions and limitations may reduce or eliminate coverage  Proof of loss must be submitted within 12 months of damage or outage • Accidental outage policy benefits are reduced to:  80% of weekly indemnity after 52 weeks; and  10% of weekly indemnity after early retirement announcement • Separate proofs of loss have been filed for Unit 2 and Unit 3 under NEIL accidental outage policy totaling $397 million ($311 million SCE share) for amounts through August 31, 2013  SCE is continuing to make weekly indemnity claims post-shutdown decision at 10% value per the terms of the policy  SCE has not submitted a proof of loss under the accidental property damage policies – SCE has received an extension to file such a claim to June 30, 2014 • SCE expects NEIL to make a coverage determination by the end of Q2 2014

Exhibit 99.2 EDISON INTERNATIONAL® Leading the Way in Electricity SM February 25, 2014 24 SONGS – Decommissioning Decommissioning Trusts • Decommissioning Trust contributions recovered in rates approved by CPUC in triennial proceeding • December 2012, A.12-12-013 Joint Filing with SDG&E submitted • July 2013, updated early retirement scenario total decommissioning cost  Currently authorized annual decommissioning contributions of $23 million  Detailed site-specific decommissioning cost study expected to be completed by the end of 2014 Decommissioning Process • June 2013, Certification of Permanent Cessation of Power Operations submitted to NRC • All initial decommissioning activity phase plans and cost estimates will be provided by the end of 2014 • Decommissioning involves three related activities: radiological decommissioning, non-radiological decommissioning and the management of spent nuclear fuel • Access requested to decommissioning funds is dependent on CPUC first approving SCE’s advice letter requesting interim access, decommissioning process milestones, and NRC staff approval for non- radiological decommissioning • Estimated decommissioning period may be accelerated

Exhibit 99.2 EDISON INTERNATIONAL® Leading the Way in Electricity SM February 25, 2014 25 SONGS – NRC Notice of Nonconformance • Nuclear Regulatory Commission (NRC) issued Inspection Report and Notice of Nonconformance to MHI for its flawed computer modeling in the design of San Onofre’s steam generators – key findings presented in September 20, 2013 NRC letter to SCE and in the final NRC Inspection Report. Excerpt: “The Mitsubishi FIT-III thermal-hydraulic computer model (FIT-III) output gap velocities were not appropriately modified for triangular pitch designed steam generators. There were opportunities to identify this error during the design of the replacement steam generators. Mitsubishi was the vendor selected by Southern California Edison to design and manufacture the replacement steam generators. On numerous occasions during the design process, Southern California Edison personnel questioned the results from and appropriateness of using FIT-III, but ultimately accepted the design as proposed by Mitsubishi. Mitsubishi hired consultants with expertise in designing large steam generators, but did not rigorously evaluate all concerns raised by the consultants about use of FIT- III and specific results obtained from that thermal-hydraulic model. As a result, replacement steam generators were installed at San Onofre with a significant design deficiency, resulting in rapid tube wear of a type never before seen in recirculating steam generators.” Note: The full NRC Inspection Report and other documents related to the design of the SONGS steam generators are available at www.songscommunity.com

Exhibit 99.2

Leading the Way in Electricity SM

CPUC and FERC Cost of Capital


CPUC Adjustment Mechanism
Moody's Baa Utility Index Spot Rate
Moving Average (10/1/13 – 1/31/14) = 5.19%
100 basis point +/- Deadband
Rate (%)
7
6
5
4
3
Starting Value – 5.00%
10/1/12
10/1/13
10/1/14
10/1/15

- CPUC – 10.45% Return on Equity (ROE) and adjustment mechanism approved through 2015
  - ROE adjustment based on 12-month average of Moody's Baa utility bond rates, measured from Oct. 1 to Sept. 30
  - If index exceeds 100 bps deadband from starting index value, authorized ROE changes by half the difference
  - Starting index value based on trailing 12 months of Moody's Baa index as of September 30, 2012 – 5.00%
  - Moving average at 9/30/2013 did not trigger ROE change for 2014
  - SCE will submit new application in April 2015 for Cost of Capital in 2016
- FERC – November 2013 settlement 10.45% ROE comprised of: 9.30% base + 50 bps CAISO participation + 65 bps weighted average for project incentives
  - Moratorium on ROE changes through June 30, 2015
  - FERC Formula recovery mechanism in effect through 2017

February 25, 2014 26 EDISON INTERNATIONAL®

Exhibit 99.2

Leading the Way in Electricity SM

SCE Large Transmission Projects

($ millions)

Project Name	Total Project Costs[1]	In Service Date	ROE Incentives[2]	2014–2017 Forecast	Status
Tehachapi	$3,174	2016 – 2017	125 bps ROE adder	$966	Costs and schedule remain uncertain. Cost estimate includes known scope changes for FAA requirements. Final engineering and contracts for Chino Hills underground may change future estimate.
Coolwater-Lugo	$813	2018	N/A	$531	Filed CPCN application in Q3 2013
West of Devers	$1,034	2019 – 2020	N/A	$609	Filed CPCN application in Q4 2013


Highwind
Whirlwind
Windhub
Antelope
Vincent
Pardee
Coolwater
Lugo
San Bernardino
Vista
El Casco
Devers
Mira Loma
SCE Service Territory
Coolwater-Lugo
West of Devers
Tehachapi Segments 1-3 500kV
Tehachapi Segments 4-11 500kV

1 Total Project Costs are nominal direct expenditures, subject to CPUC and FERC cost recovery approval
2 These projects have been granted CWIP in rate base and 100% abandoned plant FERC incentives

February 25, 2014 27 EDISON INTERNATIONAL®

Exhibit 99.2

Leading the Way in Electricity SM

SCE Distribution Program

- Average equipment age beginning to approach mean time to failure making it critical to achieve equilibrium replacement rates
- 2015 GRC request represents ~120% increase in infrastructure replacement over 2012 GRC Authorized
- Demonstrated operational capability to execute current infrastructure replacement programs



2015 – 2017 Requested GRC Expenditures in Distribution Assets $9.3 Billion


Other[2]
Load Growth
New Service Connections
Infrastructure Replacement
General Plant[1]

Achieving equilibrium replacement rates requires a sustained commitment over multiple rate case cycles creating a long-term investment requirement opportunity

1 Includes information technology, facilities/buildings, corporate center, etc.
2 Includes underground conversions, customer requests/relocations, claims, customer meters, etc.

February 25, 2014 28 EDISON INTERNATIONAL®

Exhibit 99.2 EDISON INTERNATIONAL® Leading the Way in Electricity SM February 25, 2014 29 • One of the nation’s largest electric utilities  Nearly 14 million residents in service territory  Approximately 5 million customer accounts  50,000 square-mile service area • Significant infrastructure investments:  1.4 million power poles  700,000 transformers  103,000 miles of distribution and transmission lines • 7 – 9% projected average annual rate base growth 2014 – 2017 driven by:  System reliability and infrastructure replacement  California Renewables Portfolio Standard  Technology improvements SCE Highlights

Exhibit 99.2 EDISON INTERNATIONAL® Leading the Way in Electricity SM February 25, 2014 30 SCE Decoupled Regulatory Model Decoupling of Regulated Revenues from Sales Major Balancing Accounts • Fuel • Purchased power • Energy efficiency • Pension-related contributions Advanced Long-Term Procurement Planning • SCE earnings are not affected by changes in retail electricity sales • Differences between amounts collected and authorized levels are either billed or refunded to customers • Promotes energy conservation • Stabilizes revenues during economic cycles • Trigger mechanism for fuel and purchased power adjustments at 5% variance level • Utility cost-recovery via balancing accounts represented over 50% of 2013 costs • Sets prudent upfront standards allowing greater certainty of cost recovery (subject to reasonableness review) Regulatory Model Elements Key Benefits

Exhibit 99.2

Leading the Way in Electricity℠

SCE 2013 Bundled Revenue Requirement


Fuel & Purchased Power
(38%)
Distribution
(34%)
Generation
(18%)
Transmission
(6%)
Other
(5%)

	2013 Bundled Revenue Requirement $millions	2013 Bundled Revenue Requirement ¢/kWh
Fuel & Purchased Power – includes CDWR Bond Charge	4,285	5.8
Distribution – poles, wires, substations, service centers; Edison SmartConnect®	3,820	5.2
Generation – utility owned generation investment and O&M	2,012	2.7
Transmission – greater than 220kV	713	1.0
Other – CPUC and legislative public purpose programs, system reliability investments, nuclear decommissioning	539	0.7

Total Bundled Revenue Requirement ($millions)	**$11,369**
÷ Bundled kWh (millions)	73,536
= Bundled Systemwide Average Rate (¢/ kWh)	**15.5¢**

Approximately 60% of SCE's revenue requirement consists of utility earnings activities: generation, distribution, and transmission

Note: Rates in effect as of October 1, 2013, based on forecast. Represents bundled service which excludes Direct Access customers that do not receive generation services.

February 25, 2014 31 *EDISON INTERNATIONAL®*

Exhibit 99.2

Leading the Way in Electricity SM

SCE Customer Demand Trends

Kilowatt-Hour Sales (millions of kWh)	2013	2012	2011	2010	2009
Residential	30,007	30,563	29,631	29,034	30,078
Commercial	40,808	40,541	39,622	39,318	40,076
Industrial	8,505	8,504	8,490	8,507	8,522
Public authorities	5,031	5,196	5,206	5,336	5,686
Agricultural and other	1,893	1,676	1,318	1,353	1,499
Resale	1,496	1,735	3,071	4,103	5,869
Total Kilowatt-Hour Sales	**87,740**	**88,215**	**87,338**	**87,651**	**91,730**
Customers					
Residential	4,344,429	4,321,171	4,301,969	4,285,803	4,262,966
Commercial	554,592	549,855	546,936	543,016	539,270
Industrial	10,584	10,922	11,370	11,708	12,244
Public authorities	46,323	46,493	46,684	46,718	46,902
Agricultural	21,679	21,917	22,086	22,321	22,315
Railroads and railways	99	83	82	73	67
Interdepartmental	23	24	22	23	23
Total Number of Customers	**4,977,729**	**4,950,465**	**4,929,149**	**4,909,662**	**4,883,787**
Number of New Connections	**N/ A**	**22,866**	**19,829**	**25,566**	**32,145**
Area Peak Demand (MW)	**22,534**	**21,981**	**22,374**	**22,771**	**22,112**

Note: See Edison International Financial and Statistical Reports for further information

February 25, 2014 32 *EDISON INTERNATIONAL®*

Exhibit 99.2

Leading the Way in Electricity SM

SCE Historical Capital Expenditures

($ billions)



$2.4
$2.9
$3.8
$3.9
$3.9
$3.5
2008
2009
2010
2011
2012
2013

Note: 2013 distribution reliability spend up $300 million, offset by completion of SmartConnect in 2012 ($300 million); lower FERC ($300 million) and lower SONGS ($100 million)

February 25, 2014 33 EDISON INTERNATIONAL®

Exhibit 99.2 EDISON INTERNATIONAL® Leading the Way in Electricity SM February 25, 2014 34 Coastal Power Plants Local Reliability Areas (generalized) California Transmission System (partial, generalized) CA Once Through Cooling Policy – Legend • Short-term SONGS closure solutions  Transmission – 220 kV Barre-Ellis reconfiguration  Voltage support – Huntington Beach 3 and 4 synchronous condensers  Substations – Santiago, Viejo, Johanna capacitor bank upgrades  Generation – El Segundo repower (550 MW), Sentinel (728 MW), Walnut Creek (480 MW)  Conservation – EE, demand response, Flex Alerts • Long-term issues  Once-through cooling – approximately 6,000 MW affected in SCE territory  Air quality and emissions – limitations on permits, cap and trade market  Distributed generation and renewables – integration, flexibility and net load SCE System Reliability

Exhibit 99.2 EDISON INTERNATIONAL® Leading the Way in Electricity SM February 25, 2014 35 Distributed Generation • Distributed generation (DG) will be a key part of the future generation mix due to:  Rapidly declining cost of solar photovoltaic panels  Challenges to building new generation and transmission facilities  Public policy support Rate Design Investment EIX is focused on properly integrating DG into the grid through rate design and NEM reform, and making investments in emerging technologies • AB 327 • CPUC Order Instituting Ratemaking • Monthly fixed charge • Net energy metering (NEM) tariff structure • Small, targeted investments  SoCore Energy (acquisition) – commercial / industrial DG developer  Optimum Energy (investment) – energy optimization  Clean Power Finance (investment) – solar industry financial services and software provider

Exhibit 99.2 EDISON INTERNATIONAL® Leading the Way in Electricity SM February 25, 2014 36 Solar PV Cost Trends $4.00 $5.00 $6.00 $7.00 $8.00 $9.00 $10.00 $11.00 $12.00 1998 2000 2002 2004 2006 2008 2010 2012 Me dia n V alu e p er W at t ( 20 12 $ ) ≤ 10 kW 10-100 kW > 100 kW Over the past decade, real installed solar system prices have fallen by nearly 50% Note: Dollar values are in real 2012 dollars before state/local incentives. Median installed prices are shown only if 15 or more observations are available for the individual size range. Source: Lawrence Berkeley National Laboratory, “Tracking the Sun VI: An Historical Summary of the Installed Price of Photovoltaics in the United States from 1998 to 2012,” Figure 7

Exhibit 99.2 EDISON INTERNATIONAL® Leading the Way in Electricity SM February 25, 2014 37 All Generation Cost Trends, Unsubsidized $0.149 $0.109 $0.065 $0.061 $0.086 $0.089 $0.045 $0.123 $0.067 $0.108 $0.144 $0.086 $0.000 $0.050 $0.100 $0.150 $0.200 $0.250 Solar PV (Distributed) Fuel Cell Coal Gas (CCGT) Nuclear Solar PV (Utility Scale) Wind (Utility Scale) Lazard 2012 Levelized Cost of Energy (range) EIA 2012 Levelized Cost of Energy $0.087 $0.122 $0.095 $0.204 $0.206 $0.145 $0.104$/ kW h Distributed Generation Central Station / Utility Scale Generation Sources: Lazard Levelized Cost of Energy Version 7.0 August 2013; EIA Levelized Cost of Energy Analysis 2013 The levelized cost of energy for distributed generation resources continues to move toward equilibrium with other generation sources

Exhibit 99.2 EDISON INTERNATIONAL® Leading the Way in Electricity SM February 25, 2014 38 Legislative Rate Reform – AB 327 September 2013, Assembly Bill 327 (Perea) provides the following changes to rate structure (subject to further CPUC rulemaking) • Rate Reform  Removes tier restrictions on residential rates  Allows fixed charge up to $10/month ($5 for low income) in 2015 and CPI indexing in 2016  Establishes 30 – 35% discounts for low income customers  Delays residential time-of-use pricing from 2013 to 2018 • Renewables and Net Energy Metering (NEM)  Allows CPUC to require IOUs to procure more than 33% RPS within existing program rules  Codifies full retail NEM cap for current program – 2,240 MW for SCE  Requires NEM tariff program in 2017 without a program cap but that considers impacts to all customers and the grid  Requires grandfathering period for existing NEM customers 12.8¢ 16.0¢ 26.8¢ 30.8¢ 0 5 10 15 20 25 30 35 0 200 400 600 800 1,000 1,200 1,400 ¢/ kW h kWh/month Tier 1 Tier 2 Tier 3 Tier 4 2013 SCE Residential Rate Structure1,2,3 1 Tier structure based on rates as of October 1, 2013 2 Based on a daily baseline of 342 kWh/month, which is a customer weighted average of baseline allocations of each region SCE serves. Tier 4 does not have a kWh limit. 3 Tier 1 and 2 rates are subject to rate caps established in 2001, as modified by SB695 in 2009 Estimated 2013 % customer usage per tier: Tier 1 – 54% Tier 2 – 11% Tier 3 – 16% Tier 4 – 19%

Exhibit 99.2 EDISON INTERNATIONAL® Leading the Way in Electricity SM February 25, 2014 39 SCE Residential Net Metering Rate Structure 8.2¢ 28.3¢20.1¢ 0 5 10 15 20 25 30 ¢/ kW h Solar Subsidies1,2 Generation Rate Subsidy Paid by Other Ratepayers Equivalent Solar Rate 1 Based on average home usage of 1,150 kwh/month, a 4-tier rate structure, and a 4.8kW solar system with a 18% capacity factor that generates 620 kWh per month of electricity 2 Net metering limited to 5% under current formula – currently represents 1% Residential solar customers receive a subsidy funded by all other non-solar customers in higher tiers • Residential solar customer generation offsets total retail rate • Average retail rate of 28.3¢/kWh vs. actual generation cost of 8.2¢/kWh • Resulting 20.1¢/kWh is a subsidy funded by all other non-solar customers in Tiers 3 and 4

Exhibit 99.2 EDISON INTERNATIONAL® Leading the Way in Electricity SM February 25, 2014 40 12.4 16.5 US Average SCE 33% Higher SCE Rates and Bills Comparison • SCE’s residential rates are above national average due, in part, to a cleaner fuel mix – cost for renewables are higher than high carbon sources • Average monthly residential bills are lower than national average – higher rate levels offset by lower usage  45% lower SCE residential customer usage than national average, from mild climate and higher energy efficiency building standards • Public policy mandates (33% RPS, AB32 GHG, Once-through Cooling) and electric system requirements will drive rates and bills higher Source: EIA's Form 826 Data Monthly Electric Utility Sales and Revenue Data for the Data 12 Months Ending April 2013 2013 Average Residential Rates (¢/kWh) 2013 Average Residential Bills ($ per Month) Key Factors ¢ ¢ SCE’s average residential rates are above national average, but residential bills are below national average due to lower energy usage $122 $88 US Average SCE 28% Lower

Exhibit 99.2

Leading the Way in Electricity SM

California Climate Change Policy

- Assembly Bill 32 (2006) – reduces State greenhouse gas (GHG) emissions to 1990 levels by 2020 (~16% reduction)
- Cap and trade program basics:
  - State-wide cap in 2013 – decreases over time
  - Compliance met through allowances, offsets, or emissions reductions
  - Excess allowances sold, or "banked" for future use
  - January 2014 – merger with Quebec cap and trade program
- SCE received 32.3 million 2013 allowances vs. 10.4 million metric tons 2012 GHG emissions
- Allowances sold into quarterly auction and bought back for compliance
  - SB 1018 (2012) – auction revenues used for rate relief for residential (~93%), small business, and large industrial customers

Quarterly Auction Results (Current Vintage)

11/2012	2/2013	5/2013	8/2013
$10.09/ton	$13.62/ton	$14.00/ton	$12.22/ton
11/2013			
$11.48			

AB32 Emissions Reduction Programs


High GWP Gases 7%
Cap & Trade 22%
Energy Efficiency 15%
RPS 14%
Other 23%
Low Carbon Fuel Standard 19%

February 25, 2014 41 EDISON INTERNATIONAL®

Exhibit 99.2 EDISON INTERNATIONAL® Leading the Way in Electricity SM February 25, 2014 42 California Renewables Policy • On April 12, 2011, Governor Brown signed SB X 1 2, which codifies a 33% Renewables Portfolio Standard (RPS) for California by 2020  Allows use of Renewable Energy Credits (RECs) for up to 25% of target with decreasing percentages over time  Applies similar RPS rules to all electricity providers (investor- and publicly-owned utilities, as well as Electric Service Providers) • In order to meet the 33% RPS requirement by 2020, SCE will increase its renewable purchases by 10 billion kWh, or 67% While SCE is on target to meet the 33% renewables mandate by 2020, the requirement will put upward pressure on customer rates Solar 6% Small Hydro 4% Geothermal 43% Biomass 6% Wind 41% Actual 2012 Renewable Resources: 20% of SCE’s portfolio

Exhibit 99.2

Leading the Way in Electricity SM

2012 SCE Energy Portfolio[1]

(Billion kWh – Retail Sales)



Market Source[2]
Coal
Natural Gas
Nuclear
Large Hydro
Wind
Solar
Small Hydro
Geothermal
Biomass & Waste
75.6
30.8
41%
5.4
7%
15.8
21%
5.3
7%
3.1
4%
6.2
8%
1.0
1%
0.6
1%
6.5
9%
0.9
1%
Low Carbon
52%
Carbon Neutral
31%
Renewables
20%

More than half of SCE's energy portfolio consists of low-carbon resources including renewables, hydro, and natural gas

1 CEC Power Source Disclosure Program
2 Accounts for non-technology specific energy procured from market

February 25, 2014 43 EDISON INTERNATIONAL®

Exhibit 99.2 EDISON INTERNATIONAL® Leading the Way in Electricity SM February 25, 2014 44 CAISO Net Load Renewables • Current 33% RPS by 2020 set as floor for CPUC per AB327 • More variable and less predictable output • Output does not fully match demand • Need for flexible, dispatchable capacity Resource Adequacy • 1-year forward • 10-year forward long-term procurement process for new resources • Need intermediate (3 – 5 years) forward capacity market with right mix of operational attributes Increasing renewable generation creates need for substantial amount of flexible, dispatchable capacity Source: CA Independent System Operator, “2013 Special Reliability Assessment”, September 18, 2013 and represents a single day in March of each year CAISO ‘Peaking’ Duck Chart 10,000 12,000 14,000 16,000 18,000 20,000 22,000 24,000 26,000 28,000 0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 MW CAISO Net Load --- 2012 through 2020 2012 (Actual) 2013 (Actual) 2014 2015 2016 2017 2018 2019 2020 Hour Ending Net Load = Load - Wind - Solar

Exhibit 99.2

Leading the Way in Electricity SM

SCE Energy Efficiency Programs

Energy efficiency programs updated for 2013 – 2014

- SCE is a national leader
  - 2012 energy savings = 1.8% of retail sales[1]
- 2013 budget of $347 million[2]
- Target 0.9 billion kWh average annual savings for 2013-14 cycle[3] – Reduced goals reflect CPUC-identified market potential for energy efficiency


Annual kWh Savings
(billions)
1.7
1.6
0.9
0.9
2011
2012
2013
2014

Energy efficiency earnings incentive mechanism modified

- December 2013, $13.5 million awarded for 2011 program year – additional $5 million pending results of 2014 energy efficiency programs audit
- New earnings mechanism for 2011, 2012 (payable in 2013, 2014) – 5% management fee + up to 1% performance bonus
- SCE to file earnings claim for 2012 and part of 2013 program activity this year – actual payment, if any, subject to CPUC approval
- CPUC approved new incentive mechanism for 2013 and 2014 activities (payable in 2014 and beyond) comprised of performance rewards and management fees

1 Does not include resale sales. Energy savings subject to ex-post CPUC review.
2 Excludes income qualified energy efficiency and integrated demand-side management program funding authorizations for 2013
3 Based on CPUC goals established for SCE. Market potential changes in response to program funding levels, customer participation assumptions, market influences and the implementation of new building codes and minimum appliance efficiency standards

February 25, 2014 45 EDISON INTERNATIONAL®

Exhibit 99.2 EDISON INTERNATIONAL® Leading the Way in Electricity SM February 25, 2014 46 Energy Storage • September 2010, AB2514 (Skinner) directs CPUC to establish procurement targets and policies for energy storage • October 2013, CPUC final decision in Energy Storage OIR (R.10-12-007)  1,325 MW target for IOUs by 2024 (580 MW SCE share)  Three types: transmission (53%), distribution (32%), customer-sited (15%)  Utility ownership limited to 50% of total target (290 MW SCE share)  First procurement cycle in December 2014  Broad range of technologies as defined in AB2514, excluding large hydro (>50 MW) Energy Storage Procurement Guiding Principles: • Optimization of the grid, including peak reduction, contribution to reliability needs, or deferment of transmission and distribution upgrade investments • Integration of renewable energy • Reduction of GHG emissions to 80% below 1990 levels by 2050, per California’s goals SCE’s rate base investment opportunity in energy storage to be integrated into future capital expenditure requests

Exhibit 99.2

Leading the Way in Electricity SM

Non-GAAP Reconciliations

($ millions)

Reconciliation of EIX Core Earnings to EIX GAAP Earnings

Earnings Attributable to Edison International	Q4 2013	Q4 2012	2013	2012
Core Earnings				
SCE	$258	$602	$1,265	$1,338
EIX Parent & Other	6	(20)	(28)	(60)
Core Earnings	**$264**	**$582**	**$1,237**	**$1,278**
Non-Core Items				
SCE	$–	$231	$(365)	$231
EIX Parent & Other	–	(26)	7	(6)
Discontinued operations	37	(1,326)	36	(1,686)
Total Non-Core	**37**	**(1,121)**	**(322)**	**(1,461)**
Basic Earnings	**$301**	**$(539)**	**$915**	**$(183)**

Note: See Use of Non-GAAP Financial Measures. EME's financial results are reported as non-core for all periods

February 25, 2014 47 EDISON INTERNATIONAL®

Exhibit 99.2

Leading the Way in Electricity℠

SCE Results of Operations

($ millions)

- Utility earning activities – revenue authorized by CPUC and FERC to provide reasonable cost recovery and return on investment
- Utility cost-recovery activities – CPUC- and FERC-authorized balancing accounts to recover specific project or program costs, subject to reasonableness review or compliance with upfront standards

	2013			2012		
	Utility Earning Activities	Utility Cost-Recovery Activities	Total Consolidated	Utility Earning Activities	Utility Cost-Recovery Activities	Total Consolidated
Operating revenue	$6,602	$5,960	$12,562	$6,682	$5,169	$11,851
Fuel and purchased power	—	4,891	4,891	—	4,139	4,139
Operation and maintenance	2,348	1,068	3,416	2,518	1,026	3,544
Depreciation, decommissioning and amortization	1,622	—	1,622	1,562	—	1,562
Property and other taxes	307	—	307	296	(1)	295
Asset impairment and disallowances	575	—	575	32	—	32
Total operating expenses	4,852	5,959	10,811	4,408	5,164	9,572
Operating income	1,750	1	1,751	2,274	5	2,279
Interest income and other	48	—	48	94	—	94
Interest expense	(519)	(1)	(520)	(494)	(5)	(499)
Income before income taxes	1,279	—	1,279	1,874	—	1,874
Income tax expense	279	—	279	214	—	214
Net income	1,000	—	1,000	1,660	—	1,660
Dividends on preferred and preference stock	100	—	100	91	—	91
Net income available for common stock	$900	$—	$900	$1,569	$—	$1,569
Core earnings			$1,265			$1,338
Non-core earnings			(365)			231
Total SCE GAAP earnings			$900			$1,569

Note: See Use of Non-GAAP Financial Measures

February 25, 2014 48 *EDISON INTERNATIONAL®*

Exhibit 99.2

Leading the Way in Electricity SM

SCE Core EPS Non-GAAP Reconciliations

Reconciliation of SCE Core Earnings Per Share to SCE Basic Earnings Per Share

Earnings Per Share Attributable to SCE	2008	2009	2010	2011	2012	2013	CAGR
Core EPS	$2.25	$2.68	$3.01	$3.33	$4.10	$3.88	12%
Non-Core Items							
Tax settlement	—	0.94	0.30	—	—	—	
Health care legislation	—	—	(0.12)	—	—	—	
Regulatory and tax items	(0.15)	0.14	—	—	0.71	—	
Asset impairment	—	—	—	—	—	(1.12)	
Total Non-Core Items	(0.15)	1.08	0.18	—	0.71	(1.12)	
Basic EPS	$2.10	$3.76	$3.19	$3.33	$4.81	$2.76	6%

Note: See Use of Non-GAAP Financial Measures

February 25, 2014 49 EDISON INTERNATIONAL®

Exhibit 99.2 EDISON INTERNATIONAL® Leading the Way in Electricity SM February 25, 2014 50 Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings internally for financial planning and for analysis of performance. Core earnings are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the Company's performance from period to period. Core earnings are a non-GAAP financial measure and may not be comparable to those of other companies. Core earnings (or losses) are defined as earnings or losses attributable to Edison International shareholders less income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as: exit activities, including sale of certain assets, and other activities that are no longer continuing; asset impairments and certain tax, regulatory or legal settlements or proceedings. A reconciliation of Non-GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation. Use of Non-GAAP Financial Measures EIX Investor Relations Contacts Scott Cunningham, Vice President (626) 302-2540 scott.cunningham@edisonintl.com Felicia Williams, Senior Manager (626) 302-5493 felicia.williams@edisonintl.com